EXHIBIT 99.1

American Resources Corporation Enters into Long Term Lithium Spodumene Purchase Agreement in South Africa

Initial phase of agreement will procure 5,000 metric tons of lithium spodumene ore per month, and later phase expected to increase to over 20,000 metric tons per month from two lithium mining concessions

Company will leverage its world-leading and patented ReElement refining technology to produce ultra-pure lithium carbonate or hydroxide

Concurrent with site selection for large-scale, South African refining facility to reduce logistics cost, carbon footprint and create local jobs and economic benefits

June 7, 2023 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / June 7, 2023 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials, today announced that it has entered into the first stage of a South African partnership through the signing of an offtake agreement to purchase 6%+ lithium spodumene ores from a series of regional operating mining concessions to be refined to greater than 99.9% pure, battery-grade lithium carbonate or hydroxide using its wholly-owned ReElement Technologies’ patented refining and purification processes.

Mark Jensen, CEO of American Resources Corporation commented, “Our relationships throughout Africa are expediting our ability to drive supply chain efficiency and move quickly into the continent in a method that will both benefit our domestic supply chain for the supply of ultra-pure critical and rare earth elements, while at the same point provide an economic and social benefit to the African nations where we are operating.  Our model is to work with the mining concessions to upgrade the value of the local feedstock sources through worldwide industry accepted processing standards using mechanized equipment, while also reinvesting back into these communities through the use of our revolutionary refining technologies, infrastructure, and job creation, thereby creating a higher tax basis for the local economies. Ultimately, our goal as a U.S. company is to drive value for our own nation and our partners by leveraging our patented, refining technologies to establish a highly resilient, cost-competitive, environmentally benign, and circular supply chain for the production of critical and rare earth minerals for our electrified economy and defense applications. For our shareholders, based on the years of groundwork put forth to bring this to fruition, we believe these relationships, partnerships, and opportunities have the ability to be some of the highest value contributors to our Company to date.”

This offtake agreement provides American Resources secure access to lithium spodumene ores at a port city within southern Africa. The ores will be initially transported to the United States to be processed and purified domestically at one of ReElement Technologies’ refining facilities using the Company’s patented, multi-modal chromatography process, thereby filling a major missing piece within the domestic supply chain for critical and rare earth elements. The offtake is expected to begin at 60,000 metric tons per annum, then scale to greater than 240,000+ metric tons per annum. Based on a 6% lithium spodumene, the Company expects its high-purity lithium carbonate production from ReElement Technologies to be approximately 32,000 to 34,000 metric tons per annum.

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Additionally, American Resources and its subsidiaries are collaborating with its South African partners on the site selection for a future regional refining facility that will be located at or close to a regional port. This facility will significantly reduce the costs associated with transporting lithium ores and will also add value to the local African communities by bringing new, cutting-edge technologies and facilities to the region.  The facility is anticipated to process lithium spodumene ores in a manner that yields ultra-pure, battery-grade lithium carbonate or hydroxide, which can then be used as a commercial grade feedstock for either domestic battery manufacturers in the United States or local battery production in the area.

About American Resources Corporation

American Resources Corporation (NASDAQ:AREC) is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. Through its wholly owned subsidiary, ReElement Technologies, American Resources is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts.  American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain. ReElement Technologies has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

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Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

RedChip Companies Inc.

Dave Gentry

1-800-RED-CHIP (733-2447)

or 407-491-4498

Arec@redchip.com

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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